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                                                        EXHIBIT 1
                                                        ---------


                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                                Citigroup Investment Holdings Inc. is a Delaware Corporation
                                           located in New Castle Delaware.

                                 Each of the undersigned hereby affirms the identification
                                 of the subsidiaries which acquired the security holdings
                                              reported in this Schedule 13G.


                    Date: February 11, 2005



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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